UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2022
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2seventy bio, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40791	86-3658454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street,		02142
Cambridge, MA
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (339) 499-9300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TSVT	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On August 10, 2022, 2seventy bio, Inc., in partnership with Bristol Myers Squibb, announced positive topline results from the KarMMa-3 Phase 3 Study of ABECMA in adults with relapsed and refractory multiple myeloma who have had two to four prior lines of therapy and are refractory to the last regimen. This makes ABECMA the first BCMA-direct CAR-T cell therapy to demonstrate superiority versus standard regimens in a randomized controlled trial. The study met the primary endpoint of demonstrating a statistically significant improvement in progression-free survival. Treatment with ABECMA also showed an improvement in the key secondary endpoint of overall response rate compared to standard regimens. Follow-up for overall survival, a key secondary endpoint, remains ongoing. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by 2seventy bio, Inc. and Bristol Myers Squibb on August 10, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2022	2seventy bio, Inc.

	By:	/s/ Chip Baird
Chip Baird
Chief Financial Officer
(Principal Financial and Accounting Officer)